                                                                    Exhibit 99.1

FILM HOLDINGS CO.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Film Holdings Co:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of stockholders' equity (deficit) present fairly, in all material respects, the financial position of Film Holdings Co. and its subsidiaries (the "Company") at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002.

March 21, 2003

FILM HOLDINGS CO.
CONSOLIDATED BALANCE SHEETS
AMOUNTS IN THOUSANDS EXCEPT NUMBER OF SHARES

                                                                                     December 31,
                                                                                  2002          2001
                                                                               ---------     ---------
Assets
Cash and cash equivalents, $365 restricted in 2001                             $   5,737     $   1,137
Accounts receivable, net of allowances of $55,170 and $50,485
       for 2002 and 2001, respectively                                            36,964        22,311
Inventories                                                                       10,239        18,817
Property and equipment, net                                                        5,795         6,472
Film costs, net                                                                   39,526        85,686
Other assets                                                                       3,685         3,534
Goodwill, net of accumulated amortization of $21,238                              72,098        72,438
Trademark and other intangibles                                                       50        17,530
                                                                               ---------     ---------
Total Assets                                                                   $ 174,094     $ 227,925
                                                                               =========     =========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
       Accounts payable                                                        $  25,593     $  16,104
       Accrued expenses                                                           37,897        38,867
       Film obligations payable                                                   33,685        85,735
       Deferred revenues                                                          37,084        33,901
       Income taxes payable and deferred income taxes                              3,043         1,678
       Notes payable                                                                   -           999
       Senior subordinated notes, net of original issue discount                   5,000        13,980
            of $1,020 for 2001
       Term loan                                                                       -         3,158
       Revolving line of credit                                                   69,600        70,000
                                                                               ---------     ---------
Total Liabilities                                                                211,902       264,422
                                                                               ---------     ---------

       Commitments and contingencies - See Note 13

Stockholders' Equity (Deficit)
       Class A Common Stock - authorized 17,412,404
         shares; $.001 par value; 11,931,682 (2002) and 11,915,222                    12            12
         (2001) shares outstanding;
       Class L Common Stock - authorized 2,000,000 shares; $.001 par value;
         1,312,552 outstanding in 2002 and 2001                                        1             1
       Additional paid-in capital                                                 34,673        34,505
       Stock subscriptions receivable                                               (700)         (800)
       Accumulated Deficit                                                       (71,794)      (70,215)
                                                                               ---------     ---------
Total Stockholders' Equity (Deficit)                                             (37,808)      (36,497)
                                                                               ---------     ---------

                                                                               ---------     ---------
Total Liabilities and Stockholder's Equity (Deficit)                           $ 174,094     $ 227,925
                                                                               =========     =========

         See accompanying notes to the consolidated financial statements.

FILM HOLDINGS CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA

                                                                         For the Years Ended
                                                                             December 31,
                                                                         2002          2001
                                                                       --------     ---------
Net sales                                                              $350,174     $ 341,762
Cost of sales                                                           230,415)     (243,719)
Selling, general and administrative expenses                            (89,928)      (76,738)
                                                                       --------     ---------

Operating income                                                         29,831        21,305

Interest and other income                                                   785         1,073
Interest expense                                                        (15,722)      (20,838)
                                                                       --------     ---------

Income before provision for income taxes                                 14,894         1,540
Provision for income taxes                                               (1,760)       (1,800)
                                                                       --------     ---------

Income (loss) before extraordinary item and cumulative
 effect of changes in accounting principles                            $ 13,134     $    (260)

Extraordinary loss on early extinguishment of debt                       (1,233)            -
Cumulative effect of changes in
   accounting principles                                                (13,480)      (91,967)
                                                                       --------     ---------

Net loss                                                               $ (1,579)    $ (92,227)
                                                                       ========     =========

         See accompanying notes to the consolidated financial statements.

FILM HOLDINGS CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
AMOUNTS IN THOUSANDS

                                               Common Stock
                               ----------------------------------------
                                     Class A                Class L         Additional      Stock       Retained Earnings
                               ----------------------------------------       Paid-In   Subscriptions    (Accumulated
                               Shares       Amount    Shares     Amount       Capital    Receivable         Deficit)        Total
                               ------      --------   ------    --------    ----------  -------------   -----------------  ---------
Balance - December 31, 2000     9,269             9   1,050            1     $ 19,831     $ (1,400)         $ 22,012       $ 40,453

Stock issued                    2,646             3     263                    14,446          600                           15,049

Compensatory stock options                                                        228                                           228

Net  loss                                                                                                    (92,227)       (92,227)

                               ------      --------   -----     --------     --------     --------          --------       --------
Balance - December 31, 2001    11,915      $     12   1,313     $      1     $ 34,505     $   (800)         $(70,215)      $(36,497)
                               ======      ========   =====     ========     ========     ========          ========       ========
Stock foreclosed                   (6)                                            (66)         100                               34

Stock options exercised            22                                               6                                             6

Compensatory stock options                                                        228                                           228

Net  loss                                                                                                     (1,579)        (1,579)

                               ------      --------   -----     --------     --------     --------          --------       --------
Balance - December 31, 2002    11,931      $     12   1,313     $      1     $ 34,673     $   (700)         $(71,794)      $(37,808)
                               ======      ========   =====     ========     ========     ========          ========       ========

         See accompanying notes to the consolidated financial statements.

FILM HOLDINGS CO.
CONSOLIDATED STATEMENTS OF CASHFLOWS
AMOUNTS IN THOUSANDS

                                                                   For the Years Ended
                                                                       December 31,
                                                                 -----------------------
                                                                   2002           2001
                                                                 ---------     ---------
OPERATING ACTIVITIES:
   Net loss                                                      $ (1,579)     $(92,227)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization of property and equipment        2,099         2,350
     Amortization of goodwill                                           -         4,790
     Non-cash provision for income taxes                              340         1,800
     Amortization of loan fees and original issue discount          2,561         2,308
     Amortization of film costs                                    44,483        84,360
     Impairment of acquired intangibles                             4,000             -
     Cumulative effect of change in accounting principle           13,480        91,967
     Extraordinary loss on early extinguishment of debt             1,293             -
     Compensatory stock options                                       228           228
   (Increase) decrease in operating assets:
     Accounts receivable                                          (14,652)       27,214
     Inventories                                                    8,577         2,378
     Film costs                                                   (14,362)      (54,250)
     Other assets                                                  (2,404)         (360)
   Increase (decrease) in operating liabilities:
     Accounts payable, accrued expenses and deferred revenue       11,702       (11,630)
     Income taxes payable and deferred income tax                   1,365          (493)
     Film obligations                                             (36,011)      (15,291)
                                                                 --------      --------
     Cash provided by operating activities                         21,120        43,144
                                                                 --------      --------

INVESTING ACTIVITIES:
   Investments                                                       (206)        4,532
   Acquisition of a motion picture partnership                          -       (17,530)
   Acquisition of property and equipment                           (1,422)         (236)
                                                                 --------      --------
     Cash used for investing activities                            (1,628)      (13,234)
                                                                 --------      --------

FINANCING ACTIVITIES:
   Issuance of notes payable                                        5,000             -
   Share foreclosure                                                  (66)            -
   Issuance of common stock                                             6        14,449
   Payments on subordinated debt                                  (15,375)            -
   Payments on term loan and notes payable                         (4,157)       (7,153)
   Collections on stock subscriptions receivable                      100           600
   Net repayments under revolving credit line                        (400)      (37,100)
                                                                 --------      --------
     Cash used for financing activities                           (14,892)      (29,204)

     Increase in cash and cash equivalents                          4,600           706
     Cash and cash equivalents at beginning of period               1,137           431
                                                                 --------      --------

     Cash and cash equivalents at end of period                  $  5,737      $  1,137
                                                                 ========      ========

Supplemental Disclosure of Cash Paid for:
   Interest                                                      $  9,174      $ 13,261
   Taxes                                                         $    320      $    800

         See accompanying notes to the consolidated financial statements.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:

On July 9, 1997, Film Holdings Co. ("Holdings" or the "Company"), a Delaware corporation, was formed with initial capitalization of $16,557,000 for the purpose of acquiring all of the common and preferred stock and refinancing certain debt of LIVE Entertainment Inc. ("LIVE"). LIVE, through its wholly owned subsidiaries LIVE Film and Mediaworks ("LFM") and LIVE International, is a diversified entertainment company engaged in the production and worldwide distribution of motion picture films in the theatrical, home video, television and ancillary markets and is also engaged in the production and distribution of television programs. The acquisition of LIVE by Holdings was effected by the merger of Film Acquisition Co., a wholly owned subsidiary of Holdings, into LIVE with LIVE as the surviving corporation. The total purchase price of $74,600,000 was funded through the initial equity capitalization, $42,046,000 of borrowings, which were secured by the assets of LIVE and acquired cash. Since April 1998, the Company has been doing business as Artisan Entertainment, Inc.

In July 2001, the Company entered into a settlement and release agreement and a purchase agreement with several parties to acquire a motion picture partnership for approximately $17,500,000, payable over a period of three years, with the final payment due January 15, 2004. Assets acquired included a trademark, a copyright and all rights to remakes and sequels with respect to a motion picture. Additionally, in conjunction with the acquisition, the Company settled outstanding participations to the motion picture partnership. As a result of the adoption of Statement of Financial Standards (`SFAS') No. 142 effective January 1, 2002, the Company determined that it was appropriate to take a transitional impairment charge for a portion of the carrying value. See Cumulative Effect of Change in Accounting Principle.

In September 2001, the Company acquired Landscape Entertainment, an independent producer of theatrical films and television programming, through the issuance of approximately 2,646,000 Class A Common Shares and approximately 263,000 Class L Common Shares. Assets acquired were comprised primarily of cash and film rights to uncompleted product with a total fair value of approximately $18,000,000.

Cumulative Effect of Change in Accounting Principle

In January 2001, the Company adopted Statement of Position 00-2, "Accounting by Producers and Distributors of Films" ("SOP 00-2"). SOP 00-2 established new film accounting standards, including changes in revenue recognition and accounting for advertising, development and overhead costs. Specifically, SOP 00-2 requires advertising costs for theatrical and television product to be expensed as incurred. This compares to the Company's previous policy of first capitalizing and then amortizing advertising costs for theatrical product over the related revenue streams. Additionally, the SOP requires that a company recognize revenue from a licensing arrangement of a film when the license period has begun and the customer can begin exploitation. SOP 00-2 also requires development costs for abandoned projects and certain indirect overhead costs to be charged directly to expense, instead of those costs being capitalized to film costs, which was required under the previous accounting model. The SOP is effective for fiscal years beginning after December 15, 2000 and was adopted by the Company effective January 1, 2001.

As a result of adopting SOP 00-2, the Company's net loss in 2001 includes a one-time, non-cash charge of $91,167,000, primarily to reduce the carrying value of its film inventory. This charge has been reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets" and amends SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 142 establishes new accounting for goodwill and other intangible assets recorded in business combinations.

Under the guidance in SFAS No. 142, goodwill and certain acquired intangibles balances are considered indefinite-lived intangibles. The goodwill and certain acquired intangibles with indefinite lives are not subject to amortization, but will be tested for impairment annually. In accordance with SFAS No. 142, the Company tested goodwill and acquired intangibles for impairment as of January 1, 2002 by comparing their fair value to their carrying value at that date. SFAS No. 142 requires the Company to test goodwill for impairment using a two-step process. The first step is a screen for potential impairment, while the second step measures the amount of impairment. In the current year, the Company allocated the costs of intangibles acquired in the prior year. As a result of adopting SFAS No. 142, the Company determined that certain intangibles were impaired based on the expected present value of future cashflows. This transitional impairment was recorded as a one time, non-cash charge of $13,480,000 and is reflected as a cumulative effect of an accounting change in the accompanying financial statements. In addition, during 2002, pursuant to SFAS No. 142, the Company incurred an additional impairment charge of $4,000,000 which has been recorded as a charge to operating income. The additional impairment charge was required due to a decrease in the expected present value of future cashflows. This decrease was a result of changes in the production strategy as determined by management.

Additionally, had the provisions of SFAS No. 142 been adopted in 2001, the Company would not have recorded amortization expense of $4,790,000.

The following table provides a reconciliation of reported income (loss) before cumulative effect of change in accounting principle and reported net loss for the prior-year to adjusted earnings had SFAS No. 142 been applied as of the beginning of fiscal 2001.

                                                            Earnings
                                                              Per
                                               Amount        Share
                                              --------     ---------
Reported loss before cumulative effect of
   change in accounting principle             $  (260)     $  (0.03)
Add back amortization (net of tax):
Goodwill                                      $ 3,161      $   0.33
                                              -------      --------
Adjusted loss before cumulative effect of
   change in accounting principle             $ 2,901      $   0.30
                                              =======      ========

                                                       Earnings
                                                         Per
                                          Amount        Share
                                        ---------     ---------
Reported net loss                       $(92,227)     $  (9.60)
Add back amortization (net of tax):
Goodwill                                $  3,161      $   0.33
                                        --------      --------
Adjusted net loss                       $(89,066)     $  (9.27)
                                        ========      ========

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries for the years ended December 31, 2002 and 2001. All significant intercompany transactions have been eliminated.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable represent amounts billed and due from customers, net of allowances for doubtful accounts, sales returns and advertising credits. Accounts receivable balances have been discounted where applicable.

Inventory Valuation

The Company's inventory of duplicated DVD's, videocassettes and boxes is stated at the lower of cost, determined by the first-in first-out ("FIFO") method, or market.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of their estimated useful lives or the terms of the related leases. Repairs and maintenance costs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in income. Computer software developed or obtained for internal use is depreciated using the straight-line method over the estimated useful life of the software, generally not in excess of five years.

Film Costs

Film costs include acquisition and production costs which benefit future periods as well as production overhead. Such costs are amortized, and participation expenses are accrued, in the proportion that revenue recognized during the year for each film bears to the estimated total revenues to be received from all sources under the individual film forecast method. Estimated total revenue and costs are reviewed and revisions to the amortization rates are recorded as necessary. Film costs are stated at the lower of un-amortized cost or estimated net realizable value.

Estimates of total revenues can change significantly due to a variety of factors, including the level of market acceptance of film and television products, advertising rates and subscriber fees. Accordingly, revenue estimates are reviewed periodically and amortization is adjusted if necessary. Such adjustments could have a material effect on results of operations in future periods.

Debt Issue Costs

Costs associated with obtaining debt financing have been capitalized as other assets and are amortized over the life of the related debt.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Goodwill

In accordance with SFAS No. 142, which the Company adopted January 1, 2002, the Company no longer amortizes goodwill and certain intangible assets with an indefinite useful life created by business combinations using the purchase method of accounting. Previously, goodwill related to acquisitions prior to June 30, 2001, representing the excess of the purchase price over the fair value of the net assets of the acquired entities, was amortized on a straight-line basis over 20 years. The Company reviews its intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Impairment losses are recorded in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

As a result of recognizing tax benefits associated with the utilization of pre-acquisition tax attributes, the Company's goodwill was reduced $340,000 and $1,800,000 for the years ended December 31, 2002 and December 31, 2001, respectively. See Note 8, Income Taxes.

Income Taxes

Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Revenue Recognition

Revenue from theatrical distribution is recognized as the films are exhibited. Revenue from home video distribution is recognized upon street date. However, in accordance with industry practice, certain sales are made with the right to return unsold items. An allowance is provided for estimated future sales returns.

Revenue from free television and pay television license agreements is recognized when films are made available for exhibition. Distribution of the Company's films in foreign countries is primarily accomplished through the licensing of various distribution rights to subdistributors. The terms of licensing agreements with such subdistributors generally include the receipt of non-refundable guaranteed amounts by the Company and revenue thereon is recognized when film rights become available for exploitation in their respective markets. Cash collected in advance of the time of availability is recorded as deferred revenue.

After completion, a typical theatrical film will generally be made available for license as follows:

                                              Months After                Approximate
         Marketplace                        Initial Release             Release Period
         -----------                        ---------------             --------------
Domestic theatrical                         ----    ----                1-6    months
Domestic home video                         4-6     months              ----   ----
Domestic pay-per-view                       4-6     months              3      months
Domestic pay television                     6-10    months              12-21  months
Domestic network/basic cable                30-36   months              18-36  months
Domestic syndication                        30-36   months              3-15   years
Foreign home video                          6-12    months              ----   ----
Foreign television                          18-24   months              18-30  months

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Concentration of Credit Risk

The Company licenses films and television programs and sells DVD's and videocassettes to wholesalers and retailers worldwide. Credit is extended to wholesalers and retailers based on an evaluation of the customer's financial condition, and generally collateral is not required. Estimated credit losses are provided for in the financial statements.

The Company places its temporary cash investments with high credit-quality financial institutions and limits the amount of credit exposure to any one financial institution. Generally, such investments mature within 30 to 90 days and therefore are subject to little risk. Since its inception, the Company has not incurred any losses related to these investments.

Fair Values of Financial Instruments

The carrying value of the Company's financial instruments, which consist primarily of accounts receivable, accounts payable and debt, approximates the fair value due to the short maturity of receivables and payables and the variable nature of the interest on such debt.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS 123." Under APB 25, compensation expense is recognized over the vesting period based on the difference, if any, on the date of grant between the deemed fair value for accounting purposes of the Company's stock and the exercise price on the date of grant. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and Emerging Issues Task Force ("EITF") 96-18.

In 2002 and 2001, the Company continued to account for stock-based compensation to its employees using the intrinsic value method prescribed by APB No. 25, and related interpretations, under which $228,000 and $228,000, respectively, in compensation cost has been recognized for each year. On a pro forma basis, compensation cost determined in accordance with SFAS No. 123 has no material impact on net income or earnings per share in each of the years presented.

The fair market value of each option grant is estimated on the date of grant using the minimum value method with the following assumptions for grants in 2002: risk free interest rates of 4.56%, expected dividend yields of zero, and expected lives from 3 to 5 years. No options were granted in 2001.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to Class A common stockholders for the period by the weighted average number of Class A common shares outstanding. Diluted earnings (loss) per share amounts are based upon the weighted average number of common and common equivalent shares outstanding during the year. Potential common equivalent shares are excluded from the computation in periods in which they have an antidilutive effect. The difference between basic and diluted earnings (loss) per share, for the Company, is attributable to stock options and assumed conversion of Class L stock. For the year ended December 31, 2002, the calculation of diluted earnings (loss) per share excludes options of 3,755,000 and the conversion of Class L Common Shares into 7,121,000 Class A Common Shares as their inclusion would be antidilutive and, accordingly, the effect of priority distributions relating to the Class L Common Shares is also excluded from the calculation.

Reclassification

Certain reclassifications were made to the 2001 financial statements to conform to the 2002 presentation.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from acquisition, construction, development and/or the normal operation of a long-lived asset. SFAS No. 143 is effective for financial statements for fiscal years beginning June 15, 2002. The Company is required to adopt SFAS No. 143 in the first quarter of 2003. The Company does not believe adoption of this statement will materially impact its financial position or results of operations.

On January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS No. 144 also amends ARB No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. Adoption of this statement did not materially impact the Company's financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, Rescission of FAS Nos. 4, 44, and 64, Amendment of FAS No. 13, and Technical Corrections. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. SFAS No. 145 also rescinds SFAS No. 44, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement are effective January 1, 2003. The Company does not believe the adoption of this statement will have a material impact on its financial position or results of operations.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and replaces Emerging Issues Taskforce Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring). The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company does not believe the adoption of this statement will have a material impact on its financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB No. 28, Interim Financial Reporting, to require disclosures in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method. SFAS No. 148 is effective for years ending after December 15, 2002. The Company intends to continue to account for stock-based compensation to its employees using the intrinsic value method prescribed by APB No. 25, and related interpretations. Accordingly, adoption of this statement did not materially impact the Company's financial position or results of operations.

NOTE 2 - FILM COSTS:

Film costs, net of amortization as of December 31, 2002 and December 31, 2001, consist of the following:

                                        (In Thousands)
                                        --------------
                                         December 31,
                                     2002             2001
                                -------------     -----------
Released                        $      26,475     $    78,369
Completed, not released                12,554           7,317
In process                                497               -
                                -------------     -----------
                                $      39,526     $    85,686
                                =============     ===========

Released film costs include $20,000,000 (reduced by amortization of $10,000,000 to date) for an acquired library, which is being amortized over 10 years. The Company estimates that approximately 68% and 94% of its film costs (exclusive of the library) recorded at December 31, 2002 will be amortized during the next one and three years, respectively. As of December 31, 2002, the Company estimates that approximately 59% of its film obligations payable will be paid in the next fiscal year.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT:

The components of property and equipment at December 31, 2002 and December 31, 2001 are as follows:

                                                              (In Thousands)
                                                              --------------
                                                               December 31,
                                                           2002             2001
                                                      -------------     -----------
Property and equipment                                $      12,567     $    11,145
Leasehold improvements                                        2,510           2,510
Less accumulated depreciation and amortization              (9,282)         (7,183)
                                                      -------------     -----------

                                                      $       5,795     $     6,472
                                                      =============     ===========

NOTE 4 - DEBT AND OTHER FINANCING:

Debt and other financing at December 31, 2002 and December 31, 2001 are comprised of the following:

                                                          (In Thousands)
                                                          --------------
                                                           December 31,
                                                        2002            2001
                                                   -------------     ----------
Notes payable for equipment financing              $           -     $      999
7.5% Subordinated note due 2005                            5,000              -
13.5% Senior subordinated notes, including
  original issue discount of $1,020 in 2001                    -         13,980
Term loans                                                     -          3,158
Revolving line of credit                                  69,600         70,000
                                                   -------------     ----------

                                                   $      74,600     $   88,137
                                                   =============     ==========

On July 9, 1997, Artisan Pictures Inc. entered into an agreement with an 11.8% shareholder for $15,000,000 of senior subordinated notes, which carried interest at 13.5% per annum and had a maturity date in 2004. The notes were subordinated to the bank credit facility. In connection with the refinancing of the Company's credit facility in 2002, the notes were paid early resulting in an early extinguishment of debt charge of $1,293,000, which has been recognized as an extraordinary loss in the statement of operations.

On July 9, 1997, Artisan Pictures Inc. entered into a $135,000,000 Revolving Credit Facility ("the Facility") with a group of banks. The Facility was comprised of a $30,000,000 term loan and a $105,000,000 Revolving Credit Facility. During 2000, the Facility was amended to allow for a maximum borrowing of $165,000,000 with a maturity date of July 9, 2002.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - DEBT AND OTHER FINANCING: (CONTINUED)

On March 29, 2002, the Facility was amended and restated with a maximum borrowing commitment of $150,000,000 as of December 31, 2002, consisting entirely of a revolving line of credit. The Facility expires on March 31, 2004. The Facility bears interest at either LIBOR plus 2.5% or the bank's prime rate plus 1.5%, at Artisan's election. As of December 31, 2002, $60,000,000 of the borrowings were under a LIBOR contract at a rate of 3.92%. The balance was at the bank's prime rate of 4.25% at December 31, 2002 plus 1.5%. The Facility contains customary covenants, which, among other things, require adherence to certain financial ratios and balances and impose limitations on film acquisition and production costs, and general and administrative costs. As of December 31, 2002 and 2001, the Company was in compliance with all applicable covenants. The credit facility is collateralized by substantially all of the Company's assets.

The Company pays fees of 0.5% per annum on the aggregate unused portion of the loan commitment at each quarter end.

On October 20, 1998, Artisan Pictures Inc., a wholly-owned subsidiary of Film Holdings Co., entered into a four year $4,083,000 loan to finance the acquisition of property and equipment. As of December 31, 2002, the loan was fully paid.

On January 17, 2002, Artisan issued a $10,000,000 subordinated promissory note to Vialta, Inc., which bears interest at 7.5% per annum compounded quarterly and which is due April 1, 2005. As of December 31, 2002, $5,000,000 was outstanding on this note and the balance has been repaid.

On April 18, 2002, the Company entered into an agreement that provides for a revolving advance of up to $15,000,000 to be paid by a company for their exclusive right to perform services and render goods for Artisan Pictures, Inc. The advance is repaid as such services are performed and is fully repayable by May 31, 2007. As of December 31, 2002, the unearned advance was $11,784,000.

Annual maturities of borrowings outstanding at December 31, 2002 are as follows:

                                 (In Thousands)
                                 --------------
2003                            $             -
2004                                     69,600
2005                                      5,000
Thereafter                                    -

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LEASES:

The Company leases office facilities and computer equipment, furniture, fixtures and other equipment. Most leases require that the Company perform all necessary repairs and maintenance, provide insurance and pay taxes assessed against the leased property. The terms of these leases range from month-to-month to ten years. Certain rents are adjusted based upon changes in the Consumer Price Index. The leases are classified as operating leases in the financial statements.

Future minimum operating lease payments as of December 31, 2002 are as follows:

                                 (In Thousands)
                                 --------------
2003                             $       2,001
2004                                     2,073
2005                                     2,126
2006                                     2,138
2007                                     2,150
Thereafter                                 906

For the periods ended December 31, 2002 and 2001, rent expense under all operating leases was $2,270,000 and $1,947,000 respectively.

The Company also has a capital lease related to equipment and furniture. The lease obligation is classified as accrued expenses in the financial statements.

Future minimum capital lease payments as of December 31, 2002 are as follows:

                                (In Thousands)
                                --------------
2003                            $         542
2004                                      142
Thereafter                                  -

NOTE 6 - FILM COSTS OBLIGATIONS:

At December 31, 2002 and 2001, unrecorded future obligations for undelivered film product were approximately $7,450,000 and $2,150,000, respectively. Deposits made for guaranteed delivery of undelivered film product are recorded as film costs. Certain agreements permit a reduction in the amount of film right payments when stipulated conditions have not been met. Many agreements also contain an obligation for the payment of participations and royalties above the minimum guarantee if sales exceed a stipulated amount. At December 31, 2002 and 2001, $12,446,000 and $36,280,000 of royalties and participations payable are included in film obligations.

In October 1999, the Company entered into a series of agreements with an independent third party under which the Company agreed to finance a portion of production and distribution costs of certain motion picture films acquired by the third party. At that time, the independent third party entered into a revolving credit facility with a group of banks led by JPMorgan Chase Bank to fund the film acquisition and marketing costs of the pictures. The Company is the exclusive distributor of these films. The Company further provides acquisition services to this third party and is actively involved in the production of the films acquired under the agreements. Additionally, the Company is required to meet detailed criteria, including a commitment to provide a minimum of eight qualifying feature-length films by December 2003. Failure by the Company to satisfy its obligation to provide the required motion pictures would subject the Company to a charge of approximately $1,731,000.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - FILM COSTS OBLIGATIONS: (CONTINUED)

On March 29, 2002, FHCL LLC, a subsidiary of the Company, acquired loans receivable of the independent third party from a group of banks led by JPMorgan Chase Bank. As part of the acquisition, FHCL issued a senior secured participation in the loans to JPMorgan Chase Bank and The Lewis Horwitz Organization in the amount of $12,888,000. The participation in the loan is repaid by receipts from the five films sold to the third party. As of December 31, 2002, the unpaid senior secured participation balance was $4,993,000.

On April 4, 2002, the Company entered into additional agreements with the independent third party, related to the financing of marketing costs for a slate of pictures. As of December 31, 2002, the Company had a remaining commitment to provide four films, which meet certain criteria by April 4, 2004 of which one film, "Boat Trip", had been identified. In the event that the Company does not provide these films, it may be required to repurchase some or all of the films, or repay the third party for marketing costs it incurred. As of December 31, 2002, the unreimbursed marketing cost balance was $5,459,000.

As a distributor, the Company records, in its statements of operations, the revenues received from and the operating expenses related to the exploitation of the films in all markets. Additionally, amounts due under the above agreements are included in film obligations payable.

NOTE 7 - INCOME TAXES

As discussed in Note 1, the Company computes its income tax provision in accordance with SFAS No. 109.

At December 31, 2002 and December 31, 2001, the major tax effected components of the net deferred tax liability are as follows:

                                                           (In Thousands)
                                                           --------------
                                                            December 31,
                                                   2002                      2001
                                            -----------------         ------------------
DEFERRED TAX ASSETS
   Film costs                               $           9,511         $                -
   Sales returns and other allowances                  21,871                     17,364
   Accruals not currently deductible                    6,141                      4,929
   NOL and capital loss carryforwards                  14,174                     20,802
   Deferred income                                     10,267                      9,069
   Other items and credits                                  -                      2,251
                                            -----------------         ------------------
     Gross deferred tax assets                         61,964                     54,415

   Valuation allowance                                (58,990)                   (49,889)
                                            -----------------         ------------------
   Total deferred tax assets                            2,974                      4,526
                                            -----------------         ------------------

DEFERRED TAX LIABILITIES
     Film costs                                             -                     (3,298)
     Other items and credits                           (1,713)                         -
     Deferred state taxes                              (1,939)                    (1,906)
                                            -----------------         ------------------
     Total deferred tax liabilities                    (3,652)                    (5,204)
                                            -----------------         ------------------
NET DEFERRED TAX LIABILITY                  $            (678)        $             (678)
                                            =================         ==================

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES (CONTINUED)

The difference between the reported tax provision and the statutory rate is as follows:

                                                          2002                2001
                                                     ---------------    --------------
Statutory federal tax rate                                    34.0%             34.0%

State income taxes net of federal benefit                      9.6%              4.9%

Nondeductible amortization of goodwill                         0.0%            105.8%

Foreign income exclusion                                     (10.9)%               -

Other items                                                  (17.7)%             7.4%


Net change in valuation allowance                             (3.2)%           (35.1%)
                                                     -------------      ------------
Effective tax rate                                            11.8 %           117.0%
                                                     =============      ============

On July 9, 1997, LIVE was acquired in a transaction, which resulted in a change of ownership as defined under Section 382 of the Internal Revenue Code. Such change of ownership resulted in a limitation on the future utilization of LIVE's net operating loss carryforwards beginning with the period ended December 31, 1997. The annual limitation is approximately $1,000,000 per year subject to certain increases relating to built-in gain items.

At December 31, 2002 and December 31, 2001, approximately $41,000,000 and $57,000,000, respectively, of net operating loss carryforwards are available for regular federal tax reporting purposes of which $25,000,000 are subject to annual limitations described above. The net operating loss carryforwards expire between the years 2006 and 2020. For federal Alternative Minimum Tax ("AMT") purposes, approximately $41,000,000 of net operating loss carryforwards will expire between 2006 and 2020. Additionally, foreign tax credits of $1,300,000 are available to offset future regular income tax liabilities but are also subject to the limitations mentioned above.

At December 31, 2002, approximately $28,273,000 of the acquired deferred tax assets, if utilized, would result in a reduction of goodwill.

NOTE 8 - EARNINGS PER SHARE:

Class L common shareholders are entitled to a preferred distribution upon a public offering, sale, transfer or other disposition for value of common stock including by way of merger in which at least 50% of the outstanding Class A common shares are sold, transferred or otherwise disposed of by one or more holders thereof to persons who are not affiliates of the transferring holder ("realization event"). Had such a realization event occurred at December 31, 2002 and 2001, respectively, earnings per share would have been as follows:

                                                                 2002             2001
                                                            -------------     -----------
Basic and Diluted Earnings per Share:
Income (loss) before cumulative effect of
   changes in accounting principles                         $       0.73      $    (0.38)
Extraordinary loss on extinguishment of debt                $      (0.10)     $        -
Cumulative effect of changes in accounting principles       $      (1.13)     $    (9.57)
Net income (loss)                                           $      (0.50)     $    (9.95)

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - EARNINGS PER SHARE: (CONTINUED)

                                                                (In Thousands, except per share data)
                                                                -------------------------------------
                                                                   2002                      2001
                                                             ----------------         ------------------
Basic and Diluted Earnings per Share:
   Numerator:
     Income (loss) before cumulative effect of
       change in accounting principle                        $         13,134         $             (260)
     Priority distributions due Class L Common Shares        $          4,401         $            3,430
                                                             ----------------         ------------------
     Income (loss) before cumulative effect of change
       in accounting principle allocable to Class A
       Common Shares                                         $          8,733         $           (3,690)

Extraordinary loss on extinguishment of debt                 $         (1,233)        $                -
Cumulative effect of changes in accounting principles        $        (13,480)        $          (91,967)
                                                             ----------------         ------------------

     Net loss to Class A Common Shares                       $         (5,980)        $          (95,657)
                                                             ================         ==================

   Denominator:
     Weighted average Class A Common Shares outstanding                11,924                      9,610
     Conversion of Class L Common Shares into Class A
       Commons Shares                                                       -                          -
                                                             ----------------         ------------------

                                                                       11,924                      9,610
                                                             ================         ==================

NOTE 9 - STOCK OPTION PLANS:

On July 9, 1997 the Board of Directors approved the Company's 1997 Stock Option Plan (the Plan). Under the provisions of the Plan, 2,965,421 Class A Common Shares shares were made available for grant with option prices ranging from $0.001 to $10.12 per share. The options expire 10 years after the date of grant. Options to purchase 171,902 shares vested on the grant date. The balance of the options vest at a rate of 5% per calendar quarter. On November 6, 2000, the Plan was amended to increase the number of Class A common shares available for grants to 4,971,792.

During the fiscal year ended December 31, 1998, options to purchase 25,000 and 500,000 shares of Class A Common Shares were granted outside of the Plan to certain directors and advisors of the Company, respectively. The 25,000 options vest 20% per annum and the 500,000 options vested 10% semi-annually from the date of grant. The option prices range from $0.001 to $10.12 per share. During 1999, the Company discontinued the service agreement with an advisor and as a result 500,000 options vested as of July 3, 1999.

On November 6, 2000, under the amended Plan, the Company granted 1,406,672 options to purchase Class A Common Shares with an exercise price of $13.63 per share. As of December 31, 2002, 350,000 of the options were cancelled and 692,296 of the options had vested. The remaining 364,376 options will vest at 91,144 options per each calendar quarter through December 31, 2003. The options expire July 10, 2007.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCK OPTION PLANS: (CONTINUED)

Effective November 13, 2001, the Company approved a plan that makes available for grant an additional 1,250,000 options to purchase Class A Common Shares ("2001 Plan"). The 2001 Plan provides that the term, exercise price and vesting of the options are determined by the Company at the time of grant, with a minimum exercise price equal to the fair market value of a share of common stock at the time of grant and a maximum ten-year expiration from the grant date.

On March 1, 2002, under the 2001 Plan, the Company granted 1,130,000 options to purchase Class A Common Shares with an exercise price of $7.39 per share. Options to purchase 183,873 shares vested on the grant date and 40,127 shares were scheduled to vest at various dates during 2002 according to negotiated terms. The balance of the options vest at a rate of 5% per calendar quarter. The options expire November 12, 2011.

A summary of the option activity is as follows:

             Arrange                        Number of             Option Price      Weighted Average
              Price                          Shares                 Per Share        Exercise Price
---------------------------------      -----------------       ---------------      ----------------
Outstanding at December 31, 2000               4,001,431       $.001 to $13.63             $7.22
Cancelled                                        897,206       $.001 to $10.12             $4.31
                                       -----------------
Outstanding at December 31, 2001               3,104,225       $.001 to $13.63             $8.06
Granted                                        1,130,000                 $7.39             $7.39
Cancelled                                        982,340       $.001 to $13.63             $7.29
Exercised                                         22,016       $.001 to  $2.98             $0.31
                                       -----------------
Outstanding at December 31, 2002               3,229,869       $.001 to $13.63             $8.08
                                       =================

                                     Number of      Exercise
                                       Shares         Price
                                     ---------      --------
Exercisable at December 31, 2001:      742,180      $ .001
                                       221,030      $ 2.98
                                       258,203      $ 6.55
                                       258,203      $10.12
                                       140,000      $13.63
                                     ---------
                                     1,619,616
                                     =========

Weighted average exercise price at December 31, 2001: $4.24

Exercisable at December 31, 2002:      555,639      $ .001
                                       161,342      $ 2.98
                                       267,032      $ 6.55
                                       260,500      $ 7.39
                                       267,032      $10.12
                                       692,096      $13.63
                                     ---------
                                     2,203,641
                                     =========

Weighted average exercise price at December 31, 2002:  $7.39

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCK OPTION PLANS: (CONTINUED)

Outstanding at December 31, 2002:

  Number              Option Price          Weighted Average
Outstanding            Per Share        Remaining Life (in years)
-----------           ------------      -------------------------
   561,087             $   .001                 4.81
   163,018             $   2.98                 4.82
   269,546             $   6.55                 4.80
   910,000             $   7.39                 8.87
   269,546             $  10.12                 4.80
 1,056,672             $  13.63                 4.53
 ---------
 3,229,869
 =========

NOTE 10 - STOCKHOLDERS' EQUITY:

Common Stock

The two classes of common stock outstanding at December 31, 2002 and December 31, 2001 were Class A Common Stock and Class L Common Stock. The Class A Common Stock is divided into seven sub- classes. Holders of Class A Common Stock are entitled to one vote per share held (except for holders of Class A-7 Common Stock, who are not entitled to vote in the election of directors but who are entitled to vote on all other matters). Holders of Class L Common Stock are not entitled to vote on any matter.

The holders of Class L Common Stock have first priority in receiving distributions from the Company until there has been paid to such holders an amount equal to $16.07 per share, plus an amount (the Priority Amount) sufficient to generate an internal rate of return thereon equal to 12.5% per annum, compounded quarterly, through the date such distributions are made. After such distributions have been made to holders of Class L Common Stock, holders of Class A and Class L Common Stock are entitled to receive any additional distributions, pro rata based on the number of shares of Class A and Class L Common Stock outstanding on the date of such additional distributions.

At any time upon a public offering or upon a change of control of the Company, the Board of Directors may elect to convert each share of Class L Common Stock into a number of shares of Class A Common Stock equal to: (i) one plus (ii) a fraction, the numerator of which is the remaining unpaid Priority Amount and the denominator of which is the implied value of one share of Class A Common Stock at the time of conversion.

Stock Subscriptions Receivable

On July 9, 1997 and June 30, 2000, loans were granted to certain officers of the Company in connection with the purchase of the Company's Common Stock. The loans bear interest at 6% payable annually and are collateralized by the Common Stock.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCENTIVE SAVINGS PLAN:

The Company has established the Artisan Incentive Savings Plan (the "Plan"), a 401(k) savings plan, in which eligible employees of the Company may participate. Employees must be 21 years of age or older to participate in the plan and are permitted to enroll upon quarterly entry dates. Participants remain eligible for Employer contribution as long as they maintain the 1,000 hour annual service requirement. Employees may elect to contribute up to 20% of compensation on a pre-tax basis, subject to the IRS annual maximum of $11,000 in 2002. The Company matches 100% of the employee's first $1,000 in contribution. Employees must be employed by the company as of the end of the calendar year to qualify for the matching contribution. Contributions made by participants are fully vested at all times. The Company's matching contribution vests equally over two years of employee service. Company matching contributions to the Plan for the periods ended December 31, 2002 and 2001 were $137,000 and $129,000, respectively.

The Company, at the discretion of the Board of Directors, may make annual profit sharing contributions to the Plan. No profit sharing contributions have been made to the Plan.

NOTE 12 - MAJOR CUSTOMERS, SUPPLIERS, AND EXPORT SALES:

During the years ended December 31, 2002 and 2001, one customer accounted for 20% and 14% of net sales, respectively.

During the years ended December 31, 2002 and 2001, a single supplier accounted for 17% of disbursements in each year.

Export revenue from the Company's United States operations to unaffiliated customers for the years ended December 31, 2002 and 2001 were as follows:

                                   (In Thousands)
                                   --------------
                                    December 31,
                               2002               2001
                          -------------      -------------
Europe                    $      14,154      $      25,779
Asia                              4,584              4,743
Canada                            3,503              9,256
South America                     1,842              1,700
Other                             3,207              4,661
                          -------------      -------------
Total                     $      27,290      $      46,139
                          =============      =============


NOTE 13 - CONTINGENCIES

The Company is currently involved in certain legal proceedings and has accrued an estimate of the probable costs associated with the resolution of these claims. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -RELATED PARTY TRANSACTIONS:

The Company has entered into agreements with affiliates of certain shareholders to provide management and other services to the Company in exchange for a monthly fee of $100,000 payable quarterly. Management fees of $1,200,000 were paid in each of the years ended December 31, 2002 and 2001.

In July 2002, the Company settled for $200,000 a claim put forth by a shareholder for a $3,400,000 advisory fee related to the Landscape acquisition that was previously disclosed as a contingency.

In October 1999, the Company entered into agreements with a third party for the production and distribution of certain films. A 12.7% shareholder of the company is also a 12.5% owner of the third party.

NOTE 15 - EMPLOYMENT AGREEMENTS:

The Company has employment agreements with certain of its officers and employees generally for terms of one to three years. Future minimum payments under these agreements are approximately $7,977,000, $5,264,000, $1,175,000 and $670,000 for
the years ending December 31, 2003, 2004, 2005, and 2006, respectively.

FILM HOLDINGS CO.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Film Holdings Co.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of stockholders' equity (deficit) present fairly, in all material respects, the financial position of Film Holdings Co. and its subsidiaries (the "Company") at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Position 00-2 "Accounting by Producers or Distributors of Films" effective January 1, 2001.

Century City, California
March 7, 2002

FILM HOLDINGS CO.
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands except number of shares)

                                                                                    December 31,
                                                                             -----------------------
                                                                                2001         2000
                                                                             ---------     ---------
                                   ASSETS

Cash and cash equivalents - $365 restricted (2001)                           $   1,137         $ 431
Accounts receivable, net of allowances of $50,485 and $31,851
      for 2001 and 2000, respectively                                           22,311        49,525
Inventories                                                                     18,817        21,195
Property and equipment, net                                                      6,472         8,586
Film costs, net                                                                 85,686       172,941
Other assets                                                                     3,534         9,605
Goodwill, net of accumulated amortization of $21,238 and
      $16,448 for 2001 and 2000, respectively                                   72,438        79,028
Acquired intangibles                                                            17,530             -
                                                                             ---------     ---------
Total Assets                                                                 $ 227,925     $ 341,311
                                                                             =========     =========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
      Accounts payable                                                       $  16,104      $ 27,105
      Accrued expenses                                                          38,867        32,135
      Film obligations payable                                                  85,735       101,026
      Deferred revenues                                                         33,901         6,440
      Income taxes payable and deferred income taxes                             1,678         2,171
      Notes payable                                                                999         1,836
      Senior Subordinated Notes, net of original issue discount
        of $1,020 and $1,429 for 2001 and 2000, respectively                    13,980        13,571
      Term loan                                                                  3,158         9,474
      Revolving line of credit                                                  70,000       107,100
                                                                             ---------     ---------
Total Liabilities                                                              264,422       300,858
                                                                             ---------     ---------
Commitments and contingencies

Stockholders' Equity (Deficit)
      Class A Common Stock - authorized 17,412,404
        shares; $.001 par value; 11,915,222 (2001) and 9,269,265                    12             9
        (2000) shares outstanding;
      Class L Common Stock - authorized 2,000,000 shares; $.001
        par value; 1,312,552 (2001) and 1,049,754 (2000) outstanding                 1             1
      Additional paid-in capital                                                34,505        19,831
      Stock subscriptions receivable                                              (800)       (1,400)
      Retained earnings (accumulated deficit)                                  (70,215)       22,012
                                                                             ---------     ---------
Total Stockholder's Equity (Deficit)                                           (36,497)       40,453
                                                                             ---------     ---------
Total Liabilities and Stockholder's Equity                                   $ 227,925     $ 341,311
                                                                             =========     =========

        See accompanying notes to the consolidated financial statements.

FILM HOLDINGS CO.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands except per share data)

                                                For the Years Ended
                                                     December 31,
                                               ----------------------
                                                 2001         2000
                                               ---------    ---------
Net Sales                                      $ 341,762    $ 341,751
Cost of Sales                                   (243,719)    (279,906)
Selling, general and administrative expenses     (76,738)     (36,611)
                                               ---------    ---------

Operating income                                  21,305       25,234

Interest and other income                          1,073          922
Interest expense                                 (20,838)     (20,334)
                                               ---------    ---------
Income before income taxes                         1,540        5,822
Provision for income taxes                        (1,800)        --
                                               ---------    ---------
Income (loss) before cumulative
  effect of change in accounting principle     $    (260)   $   5,822

Cumulative effect of change in
  accounting principle                           (91,967)        --
                                               ---------    ---------
Net income (loss)                              $ (92,227)   $   5,822
                                               =========    =========

         See accompanying notes to the consolidated financial statements

FILM HOLDINGS CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

(Amounts in Thousands)

                                             Common Stock
                              -----------------------------------------
                                     Class A                Class L          Additional       Stock
                              ------------------      -----------------       Paid-In      Subscriptions    Retained
                              Shares      Amount      Shares     Amount       Capital       Receivable      Earnings     Total
                              -------     ------      ------     ------       -------       ----------      --------     -----
Balance - December 31, 1999    9,255         9        1,050          1       $ 19,496        $ (1,300)      $  16,190   $ 34,396
Stock issued                      14                                              107            (100)                         7
Compensatory stock options                                                        228                                        228
Net income                                                                                                  $   5,822   $  5,822
                              ------       ---        -----        ---       --------        --------       ---------   --------
Balance - December 31, 2000    9,269       $ 9        1,050        $ 1       $ 19,831        $ (1,400)      $  22,012   $ 40,453
                              ======       ===        =====        ===       ========        ========       =========   ========
Stock issued                   2,646         3          263                    14,446             600                     15,049
Compensatory stock options                                                        228                                        228
Net loss                                                                                                    $ (92,227)  $(92,227)
                              ------       ---        -----        ---       --------        --------       ---------   --------
Balance - December 31, 2001   11,915       $12        1,313        $ 1       $ 34,505        $   (800)      $ (70,215)  $(36,497)
                              ======       ===        =====        ===       ========        ========       =========   ========

         See accompanying notes to the consolidated financial statements

FILM HOLDINGS CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     For the Years Ended
                                                                          December 31,
                                                                   -----------------------
(Amounts in Thousands)                                                2001         2000
                                                                   ----------   ----------
OPERATING ACTIVITIES:
     Net income (loss)                                             $ (92,227)   $   5,822
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation and amortization of property and equipment       2,350        2,266
         Amortization of goodwill                                      4,790        4,790
         Non-cash provision for income taxes                           1,800            -
         Amortization of loan fees and original issue discount         2,308        2,307
         Amortization of film costs                                   84,360      187,408
         Cumulative effect of change in accounting principle          91,967            -
         Compensatory stock options                                      228          228
     (Increase) decrease in operating assets:
         Accounts receivable                                          27,214       18,191
         Inventories                                                   2,378       (1,025)
         Film costs                                                  (54,250)    (251,528)
         Other assets                                                   (360)       4,235
     Increase (decrease) in operating liabilities:
         Accounts payable, accrued expenses and deferred revenue     (11,630)        (868)
         Income taxes payable and deferred income tax                   (493)        (875)
         Film obligations                                            (15,291)      39,615
                                                                   ---------    ---------
         Cash provided by operating activities                        43,144       10,566
                                                                   ---------    ---------

INVESTING ACTIVITIES:
     Investments                                                       4,532       (4,303)
     Acquisition of a motion picture partnership                     (17,530)           -
     Acquisition of property and equipment                              (236)      (2,459)
                                                                   ---------    ---------

         Cash used for investing activities                          (13,234)      (6,762)
                                                                   ---------    ---------

FINANCING ACTIVITIES:
     Payments on stock subscriptions receivable                          600            -
     Issuance of common stock                                         14,449            7
     Payments on term loan and notes payable                          (7,153)      (8,741)
     Net borrowings (repayments) under revolving credit line         (37,100)       4,600
                                                                   ---------    ---------
         Cash used by financing activities                           (29,204)      (4,134)
         Increase (decrease) in cash and cash equivalents                706         (330)
         Cash and cash equivalents at beginning of period                431          761
                                                                   ---------    ---------

         Cash and cash equivalents at end of period                $   1,137    $     431
                                                                   =========    =========

Supplemental Disclosure of Cash Paid for:
     Interest                                                      $  13,261    $  12,724
     Taxes                                                         $     800    $   1,313

         See accompanying notes to the consolidated financial statements

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:

On July 9, 1997, Film Holdings Co. ("Holdings" or the "Company"), a Delaware corporation, was formed with initial capitalization of $16,557,000 for the purpose of acquiring all of the common and preferred stock and refinancing certain debt of LIVE Entertainment Inc. ("LIVE"). LIVE, through its wholly owned subsidiaries LIVE Film and Mediaworks ("LFM") and LIVE International, was a diversified entertainment company engaged in the production and worldwide distribution of motion picture films in the theatrical, home video, television and ancillary markets and was also engaged in the production and distribution of television programs. The acquisition of LIVE by Holdings was effected by the merger of Film Acquisition Co., a wholly owned subsidiary of Holdings, into LIVE with LIVE as the surviving corporation. The total purchase price of $74,600,000 was funded through the initial equity capitalization, $42,046,000 of borrowings, which were secured by the assets of LIVE and acquired cash. Since April 1998, the Company has been doing business as Artisan Entertainment, Inc.

In July 2001, the Company entered into a settlement and release agreement and a purchase agreement with several parties to acquire a motion picture partnership for approximately $17,500,000, payable over a period of three years, with the final payment due January 15, 2004. Assets acquired included a trademark, a copyright and all rights to remakes, prequels and sequels with respect to a motion picture. The Company is in the process of allocating the purchase price to the individual intangible assets acquired. Additionally, in conjunction with the acquisition, the Company settled outstanding participations to the motion picture partnership.

In September 2001, the Company acquired Landscape Entertainment, an independent producer of theatrical films and television programming, through the issuance of approximately 2,646,000 Class A Common Shares and approximately 263,000 Class L Common Shares. Assets acquired were comprised primarily of cash and film rights to uncompleted product with a total fair value of approximately $18,000,000.

Cumulative Effect of Change in Accounting Principle

 In January 2001, the Company adopted Statement of Position 00-2, "Accounting by Producers or Distributors of Films" ("SOP 00-2"). SOP 00-2 established new film accounting standards, including changes in revenue recognition and accounting for advertising, development and overhead costs. Specifically, SOP 00-2 requires advertising costs for theatrical and television product to be expensed as incurred. This compares to the Company's previous policy of first capitalizing and then amortizing advertising costs for theatrical product over the related revenue streams. Additionally, the SOP requires that a company recognize revenue from a licensing arrangement of a film when the license period has begun and the customer can begin exploitation. SOP 00-2 also requires development costs for abandoned projects and certain indirect overhead costs to be charged directly to expense, instead of those costs being capitalized to film costs, which was required under the previous accounting model. The SOP is effective for fiscal years beginning after December 15, 2000 and was adopted by the Company effective January 1, 2001.

As a result of adopting SOP 00-2, the Company's net loss in 2001 includes a one-time, non-cash charge of $91,967,000 million, primarily to reduce the carrying value of its film inventory. This charge has been reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries for the years ended December 31, 2001 and 2000. All significant intercompany transactions have been eliminated.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable represent amounts billed and currently due from customers, net of allowances for doubtful accounts, sales returns and advertising credits.

Inventory Valuation

The Company's inventory of duplicated videocassettes and boxes is stated at the lower of cost, determined by the first-in first-out ("FIFO") method, or market. All other inventories, which consist of blank video cassettes and accessories, are stated at the lower of cost or market determined by using an average cost which approximates the FIFO method.

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the lesser of their estimated useful lives or the terms of the related leases.

Film Costs

Film costs include acquisition and production costs which benefit future periods as well as production overhead. Such costs are amortized, and participation expenses are accrued, in the proportion that revenue recognized during the year for each film bears to the estimated total revenues to be received from all sources under the individual film forecast method. Estimated total revenue and costs are reviewed and revisions to the amortization rates are recorded as necessary. Film costs are stated at the lower of un-amortized cost or estimated net realizable value.

Estimates of total revenues can change significantly due to a variety of factors, including the level of market acceptance of film and television products, advertising rates and subscriber fees. Accordingly, revenue estimates are reviewed periodically and amortization is adjusted if necessary. Such adjustments could have a material effect on results of operations in future periods.

Debt Issue Costs

Costs associated with obtaining debt financing have been capitalized as other assets and are amortized over the life of the related debt.

Goodwill

Goodwill related to acquisitions prior to June 30, 2001, representing the excess of the purchase price over the fair value of the net assets of the acquired entities, is amortized on a straight-line basis over 20 years. The Company reviews its intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Impairment losses are recorded in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Acquisitions subsequent to June 30, 2001 will be accounted for in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." See New Accounting Pronouncements.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Income Taxes

Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Revenue Recognition

Revenue from theatrical distribution is recognized as the films are exhibited. Revenue from home video distribution is recognized upon street date. However, in accordance with industry practice, certain sales are made with the right to return unsold items. An allowance is provided for estimated future sales returns. Revenue from free television and pay television license agreements is recognized when films are made available for exhibition. Distribution of the Company's films in foreign countries is primarily accomplished through the licensing of various distribution rights to subdistributors. The terms of licensing agreements with such subdistributors generally include the receipt of non-refundable guaranteed amounts by the Company and revenue thereon is recognized when film rights become available for exploitation in their respective markets. Cash collected in advance of the time of availability is recorded as deferred revenue.

After completion, a typical theatrical film will generally be made available for license as follows:

                                   Months After        Approximate
      Marketplace                Initial Release     Release Period
      -----------                ---------------     --------------
Domestic theatrical                       ----       1-6 months
Domestic home video              4-6 months                  ----
Domestic pay-per-view            4-6 months          3 months
Domestic pay television          6-10 months         12-21 months
Domestic network/basic cable     30-36 months        18-36 months
Domestic syndication             30-36 months        3-15 years
Foreign home video               6-12 months                 ----
Foreign television               18-24 months        18-30 months

Concentration of Credit Risk

The Company licenses films and television programs and sells videocassettes to wholesalers and retailers worldwide. Credit is extended to wholesalers and retailers based on an evaluation of the customer's financial condition, and generally collateral is not required. Estimated credit losses are provided for in the financial statements.

The Company places its temporary cash investments with high credit-quality financial institutions and limits the amount of credit exposure to any one financial institution. Generally, such investments mature within 30 to 90 days and therefore are subject to little risk. Since its inception, the Company has not incurred any losses related to these investments.

Fair Values of Financial Instruments

The carrying value of the Company's financial instruments, which consist primarily of accounts receivable, accounts payable and debt, approximates the fair value due to the short maturity of receivables and payables and the variable nature of the interest on such debt.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation expense is recognized over the vesting period based on the difference, if any, on the date of grant between the deemed fair value for accounting purposes of the Company's stock and the exercise price on the date of grant. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to Class A common stockholders for the period by the weighted average number of Class A common shares outstanding. Diluted earnings per share amounts are based upon the weighted average number of common and potential common shares outstanding during the year. Potential common shares are excluded from the computation in periods in which they have an antidilutive effect. The difference between basic and diluted earnings per share, for the Company, is attributable to stock options and assumed conversion of Class L stock. For the year ended December 31, 2001, the calculation of diluted earnings per share excludes options of approximately 3,629,000 and the conversion of Class L Common Shares into approximately 7,562,000 Class A Common Shares as their inclusion would be antidilutive.

Reclassification

Certain reclassifications were made to the 2000 financial statements to conform to the 2001 presentation.

New Accounting Pronouncements

In July 2001, Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," was issued and addresses financial accounting and reporting for business combinations. SFAS No. 141 requires that the purchase method be used to account and report for all business combinations. The provisions of this Statement apply to all business combinations initiated after June 30, 2001.

In July 2001, SFAS No. 142, "Goodwill and Other Intangible Assets," was issued. SFAS 142 requires companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment.

The Company will adopt SFAS 142 effective January 1, 2002, with the exception of goodwill and intangible assets acquired after June 30, 2001, which are subject immediately to the non-amortization and impairment provisions of this statement. Accordingly, the Company has not amortized any goodwill associated with the motion picture partnership acquisition which occurred in July 2001.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1- DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES: (CONTINUED)

Based on the current levels of goodwill, this would reduce annual amortization expense by approximately $4,670,000. Because goodwill amortization is nondeductible for tax purposes, the impact of stopping goodwill amortization would be to similarly increase the Company's annual net income by approximately $4,670,000.

As noted above, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. The Company is in the process of determining whether any such impairment would be recognized upon adoption of the new accounting standard. If the Company concludes that an impairment charge for goodwill or intangible assets deemed to have an indefinite useful life is necessary, such a charge would be reflected as a cumulative effect of an accounting change.

NOTE 2 - LIQUIDITY AND CAPITAL RESOURCES:

The Company is in the process of negotiating a new credit facility and to date has obtained commitments from several lenders. These commitments are in excess of existing debt outstanding under the Company's current facility, which expires July 9, 2002 (see Note 5). The new credit facility would have a maturity date of March 31, 2004. Management is confident that it will close the facility at a level which will enable it to pursue strategic initiatives and fund the continued operations of the Company. Should management be unable to successfully close this new facility prior to the expiration of its existing facility, the Company will need to secure alternate financing to fund its ongoing operations.

NOTE 3 - FILM COSTS:

Film costs, net of amortization, consist of the following:

                                          (In Thousands)
                                           December 31,
                                         2001          2000
                                       -------       --------
Released                               $78,369       $154,414
Completed, not released                  7,317         13,193
In process                                   -          5,334
                                       -------       --------
                                       $85,686       $172,941
                                       =======       ========

Released film costs include $20,000,000 (reduced by amortization of $8,000,000 to date) for an acquired library which is being amortized over 10 years. The Company estimates that approximately 43% and 90% of its film costs (exclusive of the library) recorded at December 31, 2001 will be amortized during the next one and three years, respectively. As of December 31, 2001, the Company estimates that approximately 54% of its film obligations payable will be paid in the next fiscal year.

NOTE 4 - EQUIPMENT:

The components of property and equipment are as follows:

                                                                   (In Thousands)
                                                                     December 31,
                                                                2001               2000
                                                            -------------     -----------
Property and equipment                                      $      11,146     $    10,964
Leasehold improvements                                              2,510           2,456
Less accumulated depreciation and amortization                      7,183           4,834
                                                            -------------     -----------
                                                            $       6,473     $     8,586
                                                            =============     ===========

The Company has capital leases for equipment and furniture for an amount of $551,000.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - DEBT AND OTHER FINANCING:

Debt and other financing are comprised of the following:

                                                                   (In Thousands)
                                                                    December 31,
                                                                2001             2000
                                                            -------------     ----------
Notes payable for equipment financing                       $         999     $    1,836
13.5% Senior Subordinated Notes due 2004, including
  original issue discount of $1,020 and $1,429
  for 2001 and 2000, respectively                                  13,980         13,571
Term loans                                                          3,158          9,474
Revolving line of credit                                           70,000        107,100
                                                            -------------     ----------
                                                            $      88,137     $  131,981
                                                            =============     ==========

On October 20, 1998, Artisan Pictures Inc., a wholly-owned subsidiary of Film Holdings Co., entered into a four year $4,083,000 loan to finance the acquisition of property and equipment. The loan is payable monthly, and bears interest at 12.53%.

On July 9, 1997, Artisan Pictures Inc. entered into an agreement with an 11.8% shareholder for $15,000,000 of Senior Subordinated Notes which bear interest at 13.5% per annum and which are due in 2004. Such Notes are subordinated to the bank credit facility.

On July 9, 1997, Artisan Pictures Inc. entered into a $135,000,000 credit facility with a group of banks. The facility was comprised of a $30,000,000 term loan and a $105,000,000 revolving credit facility. During 2000, the credit facility was amended and as of December 31, 2000 allowed for a maximum borrowing of $165,000,000. The maturity date of the credit facility is July 9, 2002.

Both the revolving credit facility and the term loan can bear interest at either LIBOR plus 2.5% or the bank's prime rate plus 1.5%, at the election of the Company. Quarterly principal payments of $1,579,000 are due under the term loan. Substantially all of the borrowings under the facility as of December 31, 2001 were at LIBOR plus 2.5%. At December 31, 2001, LIBOR was 1.876%. The credit facility contains covenants which, among other things, require adherence to certain financial ratios and balances and impose limitations on film acquisition and production costs, and general and administrative costs. The credit facility is secured by substantially all of the Company's assets.

Annual maturities of borrowings outstanding at December 31, 2001 are as follows:

                             (In Thousands)
                             --------------
2002                          $    77,907
2003                                3,750
2004                                7,500
Thereafter                              -

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - LEASES:

The Company leases office facilities and computer equipment, furniture, fixtures and other equipment. Most leases require that the Company perform all necessary repairs and maintenance, provide insurance and pay taxes assessed against the leased property. The terms of these leases range from month-to-month to ten years. Certain rents are adjusted based upon changes in the Consumer Price Index. The leases are classified as operating leases in the financial statements.

Future minimum operating lease payments as of December 31, 2001 are as follows:

                     (In Thousands)
                     --------------
2002                    $ 1,968
2003                      1,988
2004                      2,060
2005                      2,126
2006                      2,138
Thereafter                3,044

For the periods ended December 31, 2001 and 2000, rent expense under all operating leases was $1,947,000 and $1,980,000 respectively.

The Company also has a capital lease related to equipment and furniture. The lease obligation is classified as accrued expenses in the financial statements.

Future minimum capital lease payments as of December 31, 2001 are as follows:

          (In Thousands)
          --------------
2002           $ 524
2003             317
2004              72

NOTE 7 - FILM COSTS OBLIGATIONS:

At December 31, 2001 and 2000, the unrecorded future obligations for undelivered film product were approximately $2,150,000 and $27,818,000, respectively. Deposits made for guaranteed delivery of undelivered film product are recorded as film costs. Certain agreements permit a reduction in the amount of film right payments when stipulated conditions have not been met. Many agreements also contain an obligation for the payment of participations and royalties above the minimum guarantee if sales exceed a stipulated amount. At December 31, 2001 and 2000, $36,280,000 and $41,422,000 of royalties and participations payable are included in film obligations.

In October 1999, the Company entered into agreements with an independent third party under which the Company has agreed to finance a portion of production and distribution costs of certain motion picture films acquired by the third party. The Company is the exclusive distributor of these films. The Company further provides acquisition services to this third party and is actively involved in the production of the films acquired under the agreements. Additionally, the Company is required to meet detailed criteria, including a commitment to provide a minimum of eight qualifying feature-length films by December 2003.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - FILM COSTS OBLIGATIONS: (CONTINUED)

In the event that these requirements are not met, the Company has a contingent repurchase obligation, which is secured by a lien on the Company's assets, to repurchase all or some of the pictures acquired by this third party. As of December 31, 2001, five films had been sold under these agreements and no films had been reacquired. As a distributor, the Company records, in its statements of operations, the revenues received from and the operating expenses related to the exploitation of the films in all markets. Additionally, amounts due under these agreements were included in film obligations payable. In August 2000, the agreement was amended and as a result $16,039,000 in letters of credit as of December 31, 2001 have been issued which partially cover the Company's contingent liability to repurchase the films under the agreement.

NOTE 8 - INCOME TAXES:

As discussed in Note 1, the Company computes its income tax provision in accordance with SFAS No. 109.

At December 31, 2001 and December 31, 2000, the major tax effected components of the net deferred tax liability are as follows:

                                                      (In Thousands)
                                                      --------------
                                                       December 31,
                                                    2001           2000
                                                ----------     ----------
DEFERRED TAX ASSETS
         Sales returns and other allowances     $   17,364     $   11,254
         Accruals not currently deductible           4,929          2,477
         NOL and capital loss carryforwards         20,802         27,483
         Deferred income                             9,069          2,550
         Other items and credits                     2,251          1,319
                                                ----------     ----------
            Gross deferred tax assets               54,415         45,083

         Valuation allowance                       (49,889)       (16,194)

                                                ----------     ----------
  Total deferred tax assets                          4,526         28,889
                                                ----------     ----------

DEFERRED TAX LIABILITIES
         Film costs                                 (3,298)       (29,476)
         Deferred state taxes                       (1,906)           (91)
                                                ----------     ----------
            Total deferred tax liabilities          (5,204)       (29,567)
                                                ----------     ----------

NET DEFERRED TAX LIABILITY                      $     (678)    $     (678)
                                                ==========     ==========

The difference between the reported tax provision and the statutory rate is as follows:

                                                2001       2000
                                              ------     ------
Statutory federal tax rate                      34.0%      34.0%
State income taxes net of federal benefit        4.9%       0.0%
Nondeductible amortization of goodwill         105.8%      28.0%
Other                                            7.4%       4.2%
Net change in valuation allowance              (35.1%)    (66.2%)
                                              ------     ------
Effective tax rate                             117.0%       0.0%
                                              ======     ======

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES: (CONTINUED)

On July 9, 1997, LIVE was acquired in a transaction, which resulted in a change of ownership as defined under Section 382 of the Internal Revenue Code. Such change of ownership resulted in a limitation on the future utilization of LIVE's net operating loss carryforwards beginning with the period ended December 31, 1997. The annual limitation is approximately $750,000 per year subject to certain increases relating to built-in gain items.

At December 31, 2001 and December 31, 2000 approximately $57,000,000 and $75,000,000, respectively, of net operating loss carryforwards are available for regular federal tax reporting purposes of which $26,000,000 are subject to annual limitations described above. The net operating loss carryforwards expire between the years 2006 and 2020. At December 31, 2001 and 2000, respectively, state net operating loss carryforwards of approximately $0 and $10,000,000 are also subject to the annual limitations described above and will expire between the years 2002 and 2010. For federal Alternative Minimum Tax ("AMT") purposes, approximately $28,000,000 of net operating loss carryforwards will expire between 2006 and 2020. Additionally, foreign tax credits of $960,000, are available to offset future regular income tax liabilities but are also subject to the limitations mentioned above.

At December 31, 2001, approximately $28,600,000 of the acquired deferred tax assets, if utilized, would result in a reduction of goodwill.

During the year, the company recognized a tax benefit of approximately $1,800,000 associated with the utilization of pre-acquisition tax attributes, which was recorded as a reduction to goodwill at December 31, 2001.

NOTE 9 - EARNINGS PER SHARE:

Class L common shareholders are entitled to a preferred distribution upon a public offering, sale, transfer or other disposition for value of common stock including by way of merger in which at least 50% of the outstanding share of Class A common shares are sold, transferred or otherwise disposed of by one or more holders thereof to persons who are not affiliates of the transferring holder ("realization event"). Had such a realization event occurred at December 31, 2001 and 2000, respectively, earnings per share would have been as follows:

                                                          2001         2000
                                                        --------     --------
Basic and Diluted Earnings per Share:

Income (loss) before cumulative effect of               $  (0.38)    $   0.30
      change in accounting principle
Cumulative effect of change in accounting principle     $  (9.57)           -
Net income (loss)                                       $  (9.95)    $   0.30

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - EARNINGS PER SHARE: (CONTINUED)

                                                                   (In Thousands, except share and per share data)
                                                                   -----------------------------------------------
                                                                     2001                                   2000
                                                                   --------                               --------
Basic and Diluted Earnings per Share:
         Numerator:

            Income (loss) before cumulative effect of change
                    in accounting principle                        $   (260)                              $  5,822

            Priority distributions due Class L Common Shares          3,430                                  3,006
                                                                   --------                               --------

                 Income (loss) before cumulative effect of
                    change in accounting principle allocable to
                    Class A Common Shares                          $ (3,690)                              $  2,816
                                                                   ========                               ========

Cumulative effect of change in accounting principle                $(91,967)                                     -
                                                                   ========                               ========



                 Net income allocable to Class A Common Shares     $(95,657)                              $  2,816
                                                                   ========                               ========

         Denominator:

            Weighted average Class A Common Shares outstanding        9,610                                  9,261
            Conversion of Class L Common Shares into Class A
                    Common Shares                                         -                                      -
                                                                   --------                               --------
                                                                   $  9,610                               $  9,261
                                                                   ========                               ========

NOTE 10 - STOCK OPTION PLANS:

On July 9, 1997 the Board of Directors approved the Company's 1997 Stock Option Plan (the Plan). Under the provisions of the Plan, 2,965,421 Class A Common Shares shares were made available for grant with option prices ranging from $0.001 to $10.12 per share. The options expire 10 years after the date of grant. Options to purchase 171,902 shares vested on the grant date. The balance of the options vest at a rate of 5% per calendar quarter. On November 6, 2000, the Plan was amended to increase the number of Class A Common Shares available for grants to 4,971,792.

During the fiscal year ended December 31, 1998, options to purchase 25,000 and 500,000 shares of Class A Common Shares were granted outside of the Plan to certain directors and advisors of the Company, respectively. The 25,000 options vest 20% per annum and the 500,000 options vested 10% semi-annually from the date of grant. The option prices range from $0.001 to $10.12 per share. During 1999, the Company discontinued the service agreement with an advisor and as a result 500,000 options vested as of July 3, 1999.

On November 6, 2000, under the amended Plan, the Company granted 1,406,672 options to purchase Class A Common Shares with an exercise price of $13.63 per share. 140,000 of the options vested at December 31, 2001, another 444,914 vest at March 31, 2002, and thereafter 117,394 options vest on the last day of the calendar quarter for each of seven quarters until December 31, 2003. The options expire July 10, 2007.

Effective November 13, 2001, the Company approved a plan that makes available for grant an additional 1,250,000 options to purchase Class A Common Shares ("2001 Plan"). The 2001 Plan provides that the term, exercise price and vesting of the options are determined by the Company at the time of grant, with a minimum exercise price equal to the fair market value of a Class A Common Share at the time of grant and a maximum ten-year expiration from the grant date. As of December 31, 2001, no options had been granted under the 2001 Plan.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - STOCK OPTION PLANS: (CONTINUED)

SFAS No. 123, "Accounting for Stock Based Compensation," requires certain disclosures for fiscal years beginning after December 15, 1995 for those companies that will continue to use an intrinsic value based method for measuring compensation cost in connection with employee stock compensation plans in accordance with Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees." In 2001 and 2000, the Company continued to use such method, under which $228,000 in compensation cost has been recognized for each year. On a pro forma basis, compensation cost determined in accordance with SFAS No. 123 has no material impact on net income or earnings per share in each of the years presented.

The fair market value of each option grant is estimated on the date of grant using the minimum value method with the following assumptions for grants in 2000: risk free interest rates of 5.50%, expected dividend yields of zero, and expected lives from 3 to 5 years. There were no options granted in 2001.

A summary of the option activity was as follows:

                                    Number of      Option Price      Weighted Average
                                      Shares        Per Share         Exercise Price
                                    ---------    ----------------    ----------------
Outstanding at December 31, 1999    2,961,788    $ .001 to $10.12          $ 3.77
Granted                             1,455,004    $ .001 to $13.63          $13.31
Cancelled                             405,520    $ .001 to $10.12          $ 4.04
Exercised                               9,841    $ .001 to $ 2.98          $  .74
                                    ---------
Outstanding at December 31, 2000    4,001,431    $ .001 to $13.63          $ 7.22
Cancelled                             897,206    $ .001 to $10.12          $ 4.31
                                    ---------
Outstanding at December 31, 2001    3,104,225    $ .001 to $13.63          $ 8.06

                                    Number of        Exercise
                                     Shares           Price
                                    ---------        --------
Exercisable at December 31, 2000:     934,883         $ .001
                                      221,949         $ 2.98
                                      378,809         $ 6.55
                                      378,809         $10.12
                                    ---------
                                    1,914,450
                                    =========

Exercisable at December 31, 2001:     742,180         $ .001
                                      221,030         $ 2.98
                                      258,203         $ 6.55
                                      258,203         $10.12
                                      140,000         $13.63
                                    ---------
                                    1,619,616
                                    =========

Outstanding at December 31, 2001:
                                       Number        Exercise            Weighted Average
                                    Outstanding       Prices         Remaining Life (in years)
                                    -----------       ------         -------------------------
                                       834,680        $  .001                  5.76
                                       252,393        $  2.98                  5.82
                                       305,240        $  6.55                  5.86
                                       305,240        $ 10.12                  5.86
                                     1,406,672        $ 13.63                  5.53
                                     ---------
                                     3,104,225
                                     =========

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - STOCKHOLDERS' EQUITY:

Common Stock

The two classes of common stock outstanding at December 31, 2001 and December 31, 2000 were Class A Common Stock and Class L Common Stock. The Class A Common Stock is divided into seven sub- classes. Holders of Class A Common Stock are entitled to one vote per share held (except for holders of Class A-7 Common Stock, who are not entitled to vote in the election of directors but who are entitled to vote on all other matters). Holders of Class L Common Stock are not entitled to vote on any matter.

The holders of Class L Common Stock have first priority in receiving distributions from the Company until there has been paid to such holders an amount equal to $16.07 per share, plus an amount (the Priority Amount) sufficient to generate an internal rate of return thereon equal to 12.5% per annum, compounded quarterly, through the date such distributions are made. After such distributions have been made to holders of Class L Common Stock, holders of Class A and Class L Common Stock are entitled to receive any additional distributions, pro rata based on the number of shares of Class A and Class L Common Stock outstanding on the date of such additional distributions.

At any time upon a public offering or upon a change of control of the Company, the Board of Directors may elect to convert each share of Class L Common Stock into a number of shares of Class A Common Stock equal to: (i) one plus (ii) a fraction, the numerator of which is the remaining unpaid Priority Amount and the denominator of which is the implied value of one share of Class A Common Stock at the time of conversion.

Stock Subscriptions Receivable

On July 9, 1997 and June 30, 2000, loans were granted to certain officers of the Company in connection with the purchase of the Company's Common Stock. The loans bear interest at 6% payable annually and are collateralized by the Common Stock.

NOTE 12 - INCENTIVE SAVINGS PLAN:

The Company has established the Artisan Incentive Savings Plan (formally LIVE Incentive Savings Plan) (the "Plan"), a 401(k) savings plan, in which eligible employees of the Company may participate. Employees must be 21 years of age or older to participate in the plan and are permitted to enroll upon quarterly entry dates. Participants remain eligible for Employer contribution as long as they maintain the 1,000 hour annual service requirement. Employees may elect to contribute up to 20% of compensation on a pre-tax basis, subject to the IRS annual maximum, currently $10,500. The Company matches 100% of the employee's first $1,000 in contribution. Contributions made by participants are fully vested at all times. The Company's matching contribution vests equally over two years of employee service. Company matching contributions to the Plan for the periods ended December 31, 2001 and 2000 were $129,000 and $127,000, respectively.

The Company, at the discretion of the Board of Directors, may make annual profit sharing contributions to the Plan. No profit sharing contributions have been made to the Plan.

FILM HOLDINGS CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - MAJOR CUSTOMERS, SUPPLIERS, AND EXPORT SALES:

During the years ended December 31, 2001 and 2000, one customer accounted for 14.1% and 12.3% of net sales, respectively.

During the years ended December 31, 2001 and 2000, one supplier accounted for 17% and 19% of disbursements, respectively.

Export revenue from the Company's United States operations to unaffiliated customers for the years ended December 31, 2001 and 2000 were:

                     (In Thousands)
                     --------------
                    2001        2000
                  -------     -------
Europe            $25,779     $25,745
Asia                4,743      10,493
Canada              9,256      10,131
South America       1,700       4,102
Other               4,661       4,715
                  -------     -------
Total             $46,139     $55,186
                  =======     =======

NOTE 14 - CONTINGENCIES

Management is currently assessing the propriety of a claim put forth by a shareholder for a $3,400,000 million advisory fee related to the Landscape acquisition described earlier (see Note 1).

From time to time the Company becomes involved in litigation arising in the normal course of business. The Company believes that none of the litigation currently pending will have a material adverse effect on the Company's financial condition or results of operations.

NOTE 15 -RELATED PARTY TRANSACTIONS:

The Company has entered into agreements with affiliates of certain shareholders to provide management and other services to the Company in exchange for a monthly fee of $100,000 payable quarterly. Management fees of $1,200,000 were paid in each of the years ended December 31, 2001 and 2000.

In October 1999, the Company entered into agreements with a third party for the production and distribution of certain films. An 11.8% shareholder of the Company is also a 12.5% owner of the third party.

Also see Note 14.

NOTE 16 - EMPLOYMENT AGREEMENTS:

The Company has employment agreements with certain of its officers and employees generally for terms of one to three years, with certain exceptions, which are longer term. Future minimum payments under these agreements are approximately $9,919,000, $3,950,000, $2,272,000, $951,000 and $670,000 for the years ending
December 31, 2002, 2003, 2004, 2005 and 2006, respectively.